Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Finance & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-1998	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE PROVIDES UPDATED GUIDANCE
IN CONJUNCTION WITH INVESTOR MORNING
SAN DIEGO, September 14, 2010 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, updated guidance for 2010 today in conjunction with a meeting that it will host for analysts and investors this morning beginning at 10 a.m. ET.
     Updated Full Year 2010 Financial Guidance:
•	Revenue of $485 million to $495 million; compared to previous guidance of $485 million to $500 million

•	Third quarter revenue of $120 million to $123 million

•	GAAP EPS, net of tax and “If-converted” method, of $1.77 to $1.87, compared to previous guidance of $1.77 to $1.91

•	Non-GAAP EPS, net of tax and “If-converted” method, of $1.50 to $1.60, compared to previous guidance of $1.50 to $1.64

•	Non-GAAP Operating Margin of ~17% remains unchanged
NuVasive expects to continue growing at multiples of the market in both 2010 and 2011; however recent industry results and commentary suggest that future spine market volume growth has become less predictable. As a result, NuVasive will also provide an updated outlook for full year 2011 at today’s meeting. The Company now anticipates revenue growth in 2011 of 15% to 20% over 2010, compared to prior expectations of 25% to 30%. Slower market volume growth, coupled with preserving strategic investments intended to accelerate our global market share taking strategy will also impact operating margin. NuVasive now anticipates that its Non-GAAP operating margin will expand to approximately 20% for the full year 2011 from approximately 17% in 2010, which is below prior expectations for an operating margin of approximately 22% in 2011. The Company will give more detailed revenue and earnings guidance for 2011 in conjunction with fourth quarter 2010 results. The Company expects to announce third quarter 2010 results on October 28, 2010.
Alex Lukianov, Chairman and Chief Executive Officer, said, “While we continue to execute well on our strategies for growth, industry reports suggest that procedure volumes in the spine market slowed considerably in the current quarter and give us pause regarding the outlook for market growth going forward. We expect to continue to gain market share at a pace unmatched in the industry and intend to take advantage of this downturn by preserving strategic investments into NuVasive’s product portfolio and global footprint. We continue to drive to be the most creative spine technology company in the world and to achieve exceptional results through speed of innovation, Absolute Responsiveness®, and superior clinical outcomes as we drive towards $1 billion in revenue with increasing profitability.”
NuVasive’s market share taking strategy will be the focus of a strategic update presented at the meeting with analysts and investors this morning. A live webcast of the meeting will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com. After the live webcast, the presentation will remain available on the website for 30 days.
Reconciliation of Non-GAAP Information
Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude intellectual property litigation expenses, acquisition related items, non-cash stock-based compensation, the amortization of intangible assets, and the reversal of a remaining valuation allowance. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Full Year 2010 Guidance
(Net of Tax, “If Converted” method)

	Range for Year Ending
	December 31, 2010
(in thousands, except per share amounts)	Low	High
GAAP earnings per share	$1.77	$1.87
Intellectual property litigation expenses	0.09	0.09
Non-cash stock-based compensation	0.55	0.55
Amortization of intangible assets	0.11	0.11
Reversal of remaining valuation allowance	(1.02)	(1.02)

Non-GAAP earnings per share	$1.50	$1.60

Weighted shares outstanding — Diluted	46,000	46,000

About NuVasive
NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $5.1 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.7 billion global biologics market, the $1.7 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 55 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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